Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of FactSet Research Systems Inc. on Form S-8 (Nos. 333-201498, 333-171667, 333-156649, 333-59839, 333-56870, and 333-22319) of our report dated March 31, 2015, on our audit of the consolidated financial statements of Portware, LLC and Subsidiaries as of December 31, 2014, which report is included in this Form 8-K/A.

/s/ EISNERAMPER LLP

New York, New York

December 30, 2015